EXHIBIT 99.1


PRESS RELEASE
FOR IMMEDIATE RELEASE
JULY 5, 2006

CLIFTON SAVINGS BANCORP, INC. ANNOUNCES CONTINUATION OF 10b5-1 STOCK REPURCHASE PLAN

Clifton Savings Bancorp, Inc. (NASDAQ: CSBK) announced today that it will continue with its previously announced stock repurchase plan for up to 680,000 shares, or approximately 5% of the Company's outstanding common stock held by persons other than Clifton MHC. These repurchases will be conducted solely through a Rule 10b5-1 repurchase plan with Keefe, Bruyette & Woods, Inc, based upon parameters of the Rule 10b5-1 repurchase plan. Repurchased shares will be held in treasury. As part of this plan, through June 30, 2006, the Company repurchased 579,460 shares of stock at a total cost of $6,109,000, or $10.54 per share.

The Company is the holding company of Clifton Savings Bank, S.L.A., a New Jersey chartered savings and loan association headquartered in Clifton, New Jersey. The Bank operates 10 full-service banking offices in northeast New Jersey.

Contact: Clifton Savings Bancorp, Inc.
         Bart D'Ambra, 973-473-2200
Source:  Clifton Savings Bancorp, Inc.